SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K/A
(Amendment No. 1)
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-52940

Date of Report: April 19, 2013

AMERICAN NANO SILICON TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

California	33-0726410
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

Nanchong Shili Industrial Street, Economic and Technology Development Zone, Xiaolong Chunfei Industrial Park, Sichuan, P.R. China	637005
(Address of principal executive offices)	(Zip Code)

86-817-3634888
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1

This amendment is being filed in order to include Exhibit 16.

Item 4.01                      Changes in Registrant’s Certifying Accountant
On April 19, 2013 American Nano Silicon Technologies, Inc. (the “Company”) dismissed Friedman, LLP from its position as the Company’s independent registered public accounting firm.  The Audit Committee of the Company’s Board of Directors approved the dismissal.

The audit report of Friedman, LLP on the Company’s financial statements for the years ended September 30, 2012 and 2011 did not contain an adverse opinion or disclaimer of opinion or qualification or modification, except that the audit report of Friedman, LLP on the Company’s financial statements for the years ended September 30, 2012 and 2011did contain a modification expressing substantial doubt about the ability of the Company to continue as a going concern.  Friedman, LLP did not, during the applicable periods, advise the Company of any of the enumerated items described in Item 304(a)(1)(iv) of Regulation S-K.

During the two most recent fiscal years and the period to the date of this Current Report, there was no (i) disagreement between the Company and Friedman LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to its satisfaction, would have caused Friedman LLP to make reference to the subject matter of such disagreements in connection with its report, or (ii) “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

The Company furnished Friedman LLP with a copy of this report prior to filing with the SEC and requested that Friedman LLP furnish it with a letter addressed to the SEC stating whether or not it agreed with the statements made by the Company in this report insofar as they relate to Friedman LLP’s audit services and engagement as the Company’s independent registered public accounting firm. The response from Friedman LLP is filed with this  amendment.

Item 9.01                      Financial Statements and Exhibits

Exhibits

16.           Letter from Friedman LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Nano Silicon Technologies, Inc.
Dated: June 21, 2013	By: /s/ Pu Fachun
Pu Fachun
Chief Executive Officer